Exhibit 99.1
For immediate release:

Bank of Commerce Holdings™ announces 2008 Operating Results
REDDING, California, January 30, 2009/ PR Newswire— Patrick J. Moty, President & CEO of Bank of Commerce Holdings (NASDAQ:BOCH), a $775 million financial services holding company, and parent company of Redding Bank of Commerce™, Roseville Bank of Commerce™, Sutter Bank of Commerce™ and Bank of Commerce Mortgage™ today announced 2008 operating results.
2008 Highlights
•	Net Income of $2.19 million

•	Average earning assets up $62.1 million or 11.2%

•	Average loans up $81.5 million or 18.6%

•	Core deposits up $31.1 million or 10.7%

•	Provision for loan loss of $6.5 million

•	Total risk based capital of 12.84%

•	Diluted EPS of $0.25

•	2008 cash dividends paid of $2.79 million
“We believe that 2008 and beyond may be redefining the financial services industry. Despite the dramatic changes in our industry and the economic environment, Bank of Commerce Holdings achieved solid growth in loans and deposits, and our strength and security continue to compare favorably with our industry peers” said Patrick J. Moty, President and CEO of the Company. “We have taken aggressive actions through the year in provisioning for loan losses, charging down impairments, and keeping an attentive eye on expenses. We continue our focus on building relationships with our customers and communities, and are well positioned and optimistic about 2009.”
Financial Performance
Despite a very challenging 2008, our Company earned $2.19 million or $0.25 per diluted share for the year ended 2008. Our pre-tax pre-provision profits (revenue less non interest expense) rose to $8.7 million. The Company has provided $6.5 million in provisions for loan and lease losses. Elevated provisions are associated with an aggressive reclassification of loans, following completion of a total portfolio review, and management’s aggressive stance in recognizing impaired loans. With our strong capital position, we find significantly more opportunities now for acquisitions, portfolio purchases and attractive loan and asset purchases.
The Company continued to pay an $0.08 quarterly cash dividend returning $2.79 million to our shareholders.
Our balance sheet grew by $156.0 million or 25.2% over the prior year end. Loans, the single largest asset of the Company grew by $32.7 million or 6.7%, an all time high for the Company, indicating the Companies willingness to invest in our customers.

Deposit growth was up $81.7 million or 17.2% of which $31.1 million was centered in core checking and savings accounts. Our new Buenaventura office in Redding, California surpassed their deposit goals in only eight months after opening its doors.
Revenues
Top line revenues fell by $5.4 million or 13.5% due to the dramatic drop in interest rates throughout the year coupled with a prior year key life settlement of $2.4 million. Because of our Company’s predisposition to variable rate pricing and noninterest bearing demand deposit accounts, the Company is asset sensitive. As a result, management anticipates that, in a declining interest rate environment, the Company’s net interest income and margin would be expected to decline.
In an increasing interest rate environment, the Company’s net interest income and margin would be expected to increase.
Loans
Our loan portfolio increased $32.7 million or 6.7% compared to a year ago. The increase is primarily in commercial real estate, while the construction and development portfolio fell by $22.8 million or 21.3%. Our Company concentrates its lending activities primarily within the California counties of Shasta, El Dorado, Placer, Sacramento, Sutter, Yuba and Tehama and the location of our five full service offices of the Bank.
Our Company has a diversified loan portfolio. A significant portion of our customer’s ability to repay their loans is dependent upon the professional services and investor commercial real estate sectors.
Deposits
Deposits increased by $81.7 million or 17.2% over the prior year. Average core deposits grew by $31.1 million or 11.9%. The opening of our Buenaventura office in Redding, California brought on new deposit relationships of over $18.0 million in the first eight months of business. Our Company is participating in the FDIC Deposit Guarantee program effectively increasing deposit insurance to $250,000 per customer. Funds held in non-interest bearing accounts have unlimited FDIC deposit insurance.
Net Interest Income
Net interest income decreased $665,000 or 3.0% over the prior year. Average balances of total earning assets increased to $615.0 million in 2008 compared to $552.9 million in 2007, an 11.2% increase. Yields on portfolio loans decreased 179 basis points to 6.47% compared to 8.26% in 2007. Yields on all earning assets decreased to 6.13% compared to 7.45% in 2007. Funding costs decreased 106 basis points to 3.02% compared to 4.08% in 2007. The net interest margin compressed to 3.47% compared to 3.98% in 2007. The compression is primarily due to the drop in interest rates.

Non Interest Income
Non interest income consists of service charges on deposit accounts, payroll processing fees, earnings on key life investments, gains on sale of investment securities, and merchant bankcard fees. For the year ended December 31, 2008, non interest income represented 6.5% of total revenues. Gains on investment securities sold during the year were approximately $628,000 compared to approximately $46,000 a year ago. Our Company continues to maintain a relatively low-risk, liquid and valuable available-for-sale investment portfolio.
Non Interest Expense
Non interest expense decreased $448,000 or 2.9% to $15.3 million compared to $15.7 million in 2007. Management kept a sharp eye on controllable expenses through out the year. Non interest expense consists of salaries and benefits, occupancy and equipment expenses, data processing fees, professional fees, OREO expense and other operating expenses.
Credit Quality
2008 was an extremely challenging year for credit, and management took an aggressive stance in recognizing impaired loans. The Commercial and Industrial portfolio is performing well given the current market conditions while real estate development properties and construction related lending remains under stress.
Our portfolio will likely continue to be influenced by weakness in real estate values, the effects of higher energy prices and higher unemployment levels. Net charge offs were $6.3 million at December 31, 2008 compared to net recoveries of approximately $38,000 in 2007 and were centered in real estate development loans.
One real estate development property was taken into other real estate owned (OREO). OREO was $2.9 million at December 31, 2008 and zero at December 31, 2007. $735,000 in expenses related to OREO was recorded in the fourth quarter of 2008.
Non Performing Assets
Total non performing assets totaled $23.1 million or 2.98% of total assets at December 31, 2008 compared to $12.4 million or 2.01% of total assets at December 31, 2007. A significant portion of non performing assets are a direct result of conditions in the real estate market and general economy. Home builders, contractors, commercial properties, suppliers and others in the real estate related segments of the portfolio continue to be stressed as this credit cycle plays out.
Allowance for Loan and Lease Losses
The Company has provided $6.5 million in build up provisions for loan and lease losses compared to $3.3 million a year ago.

Elevated provisions are associated with an aggressive reclassification of loans, following completion of a total portfolio review, and management’s aggressive stance in recognizing impaired loans. The Company’s allowance for loan losses was 1.60% of total loans at December 31, 2008 compared to 1.66% of total loans a year ago. The drop in ratio is directly related to growth in the loan portfolio.
Capital
The capital ratios of Bank of Commerce continue to be well above well-capitalized guidelines established by regulatory agencies. The Company announced approval of its application for the United States Treasury to invest $17.0 million in the Company’s preferred stock and common stock warrants.
The U.S. Treasury introduced the Capital Purchase Program on October 14, 2008, under which the Treasury will make up to $250 billion in equity capital available to qualifying healthy financial institutions. Bank of Commerce Holdings has qualified for this highly selective program and received the capital investment in November of this year.
The capital investment enabled the Company to leverage investments of $50.0 million in mortgage backed securities intended to support the housing markets, as well as to increase local lending limits to support our communities.
With our strong capital position, we find significantly more opportunities now for loan growth, investment portfolio purchases and attractive loan and asset purchases.
Dividends
The Company paid a quarterly dividend of $0.08 per share totaling $0.32 per share annualized. The dividend represents an 8% return on the closing market price. In total, $2.79 million were returned to shareholders in 2008.
Bank of Commerce Holdings, with administrative offices in Redding, California is a financial service holding company that owns Redding Bank of Commerce™, Roseville Bank of Commerce™, Sutter Bank of Commerce™ and Bank of Commerce Mortgage™.
The Company is a federally insured California banking corporation and opened on October 22, 1982.
BOCH is a NASDAQ National Market listed stock. Please contact your local investment advisor for purchases and sales.

This press release includes forward-looking information, which is subject to the “safe harbor” created by the Securities Act of 1933, and Securities Act of 1934. These forward-looking statements (which involve the Company’s plans, beliefs and goals, refer to estimates or use similar terms) involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors:
•	Competitive pressure in the banking industry and changes in the regulatory environment.
•	Changes in the interest rate environment and volatility of rate sensitive assets and liabilities.
•	The health of the economy declines nationally or regionally which could reduce the demand for loans or the value of real estate collateral securing most of the Company’s loans.
•	Credit quality deteriorates which could cause an increase in the provision for loan losses.
•	Losses in the Company’s merchant credit card processing business.
•	Asset/Liability matching risks and liquidity risks.
•	Changes in the securities markets.
For additional information concerning risks and uncertainties related to the Company and its operations please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and under the heading:
“Risk factors that may affect results” and subsequent reports on Form 10-Q and current reports on Form 8-K. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

BANK OF COMMERCE HOLDINGS & SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)

	2008	2007
ASSETS
Cash and due from banks	$33,716,062	$13,839,123
Federal funds sold and securities purchased under agreements to resell	51,475,000	8,395,000

Cash and cash equivalents	85,191,062	22,234,123
Securities available-for-sale (including pledged collateral of $68,735,000 at December 31, 2008 and $61,329,000 at December 31, 2007)	131,686,600	67,906,386
Securities held-to-maturity, at cost (estimated fair value of $0 at December 31, 2008 and $10,632,208 at December 31, 2007)	0	10,558,765
Loans, net of the allowance for loan and lease losses of $8,429,383 at December 31, 2008 and $8,232,970 at December 31, 2007	518,946,461	486,282,571
Bank premises and equipment, net	10,672,211	10,963,975
Other assets	27,717,626	20,381,095

TOTAL ASSETS	$774,213,960	$618,326,915

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Demand — noninterest bearing	$79,988,122	$75,717,742
Demand — interest bearing	143,871,441	142,820,773
Savings accounts	67,135,736	41,376,296
Certificates of deposit	264,286,604	213,716,486

Total Deposits	555,281,903	473,631,297

Securities sold under agreements to repurchase	13,853,255	15,513,211
Federal Home Loan Bank borrowings	120,000,000	60,000,000
Other liabilities	7,036,161	7,553,559
Junior subordinated debt payable to unconsolidated subsidiary grantor trust	15,465,000	15,465,000

Total liabilities	711,636,319	572,163,067

Stockholders’ equity:
Preferred stock, no par value; 2,000,000 shares authorized; 17,000 shares issued and outstanding in 2008 and no shares outstanding in 2007	16,551,268	—
U.S. Treasury Warrants	448,732	—
Common stock, no par value; 50,000,000 shares authorized; 8,711,495 shares issued and outstanding in 2008 and 8,757,445 shares issued and outstanding in 2007	9,649,672	9,995,517

Retained earnings	36,008,866	36,604,902
Accumulated other comprehensive loss, net of tax	(80,897)	(436,571)

Total stockholders’ equity	62,577,641	46,163,848

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$774,213,960	$618,326,915

BANK OF COMMERCE HOLDINGS & SUBSIDIARIES
Condensed Consolidated Statements of Income (Unaudited)

	2008	2007	2006
Interest income:
Interest and fees on loans	$33,582,112	$36,134,170	$32,394,766
Interest on tax-exempt securities	1,196,662	1,228,944	786,972
Interest on U.S. government securities	2,468,749	3,084,672	3,421,191
Interest on federal funds sold and securities purchased under agreement to resell	303,227	680,578	871,879
Interest on other securities	138,645	89,686	135,651

Total interest income	37,689,395	41,218,050	37,610,459

Interest expense:
Interest on demand deposits	2,172,704	2,735,170	1,504,180
Interest on savings deposits	1,576,351	1,215,920	288,883
Interest on certificates of deposit	8,552,217	10,570,776	8,485,799
Interest on securities sold under repurchase agreements	172,743	1,177,417	1,138,242
Interest on FHLB borrowings	2,811,982	2,421,636	3,079,432
Interest on junior subordinated debt payable to unconsolidated subsidiary grantor trusts	1,056,284	1,084,990	1,078,884

Total interest expense	16,342,280	19,205,909	15,575,420

Net interest income	21,347,115	22,012,141	22,035,039
Provision for loan and lease losses	6,520,000	3,291,250	225,900

Net interest income after provision for loan and lease losses	14,827,115	18,720,891	21,809,139

Noninterest income:
Service charges on deposit accounts	311,266	277,769	345,737
Payroll and benefit processing fees	452,852	382,738	385,867
Earnings on cash surrender value - Bank owned life insurance	340,220	331,251	328,743
Life Insurance policy benefits	0	2,400,000	0
Net gain (loss) on sale of securities available-for-sale	627,879	45,670	(170,524)
Net loss on sale of derivative swap transaction	(225,442)	0	0
Net gain on sale of loans	0	0	89,851
Merchant credit card service income, net	364,391	388,438	380,066
Mortgage brokerage fee income	21,019	49,995	71,350
Other income	731,233	658,893	497,141

Total noninterest income	2,623,418	4,534,754	1,928,231

Noninterest expense:
Salaries and related benefits	7,750,980	8,665,679	8,020,136
Occupancy and equipment expense	2,500,557	2,372,617	1,845,664
OREO expense	735,000	0	0
FDIC insurance premium	382,722	51,077	47,670
Data processing fees	276,165	395,558	216,313
Professional service fees	667,015	1,027,671	683,602
Payroll processing fees	115,932	107,856	103,518
Deferred compensation expense	461,640	411,191	368,809
Stationery and supplies	262,087	256,799	230,843
Postage	133,909	137,740	112,740
Directors’ expenses	293,918	311,777	243,428
Other expenses	1,715,747	2,005,729	1,460,008

Total noninterest expense	15,295,672	15,743,694	13,332,731

Income before provision for income taxes	2,154,861	7,511,951	10,404,639
Provision for income taxes	(39,526)	1,405,053	3,836,930

Net Income	$2,194,387	$6,106,898	$6,567,709

Basic earnings per share	$0.25	$0.69	$0.75

Weighted average shares	8,712,873	8,857,627	8,759,568
Diluted earnings per share	$0.25	$0.68	$0.74

Weighted average shares — diluted	8,724,550	8,937,736	8,931,584

Bank of Commerce Holdings & Subsidiaries
Average Balances, Interest Income/Expense and Yields/Rates Paid
Years Ended December 31,
(Unaudited, Dollars in thousands)

(Dollars in thousands)	2008			2007			2006
	Average			Average			Average
	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate

Interest Earning Assets
Portfolio loans	$518,759	$33,582	6.47%	$437,217	$36,134	8.26%	$394,152	$32,394	8.22%
Tax-exempt securities	24,399	1,197	4.91%	30,727	1,229	4.00%	21,112	787	3.73%
US government securities	13,637	553	4.06%	26,782	1,112	4.15%	39,576	1,593	4.03%
Mortgage backed securities	37,328	1,916	5.13%	43,122	1,973	4.58%	42,476	1,828	4.30%
Federal funds sold	17,987	303	1.68%	13,099	681	5.20%	17,124	872	5.09%
Other securities	2,918	139	4.76%	2,000	90	4.50%	3,075	136	4.42%

Average Earning Assets	$615,028	$37,690	6.13%	$552,947	$41,219	7.45%	$517,515	$37,610	7.27%

Cash & due from banks	16,298			14,273			14,113
Bank premises and fixed assets	11,097			10,155			6,878
Other assets	19,866			17,986			11,022

Average Total Assets	$662,289			$595,361			$549,528

Interest Bearing Liabilities
Interest bearing demand	$138,743	$2,173	1.57%	$121,281	$2,735	2.26%	$108,066	$1,504	1.39%
Savings deposits	56,914	1,576	2.77%	39,565	1,216	3.07%	24,633	289	1.17%
Certificates of deposit	234,493	8,552	3.65%	215,511	10,571	4.91%	190,568	8,486	4.45%
Repurchase Agreements	13,043	173	1.33%	32,237	1,177	3.65%	29,708	1,138	3.83%
Other borrowings	98,518	3,868	3.93%	62,095	3,507	5.65%	69,014	4,158	6.02%

Average Interest Liabilities	$541,711	$16,342	3.02%	$470,689	$19,206	4.08%	$421,989	15,575	3.69%

Noninterest bearing Demand	70,933			72,545			79,245
Other liabilities	5,660			6,502			6,154
Stockholders’ equity	43,985			45,625			42,140

Average Liabilities and Stockholders’ equity	$662,289			$595,361			$549,528

Net Interest Income and Net Interest Margin		$21,348	3.47%		$22,013	3.98%		$22,035	4.26%

BANK OF COMMERCE HOLDINGS & SUBSIDIARIES
Quarterly Financial Condition Data
(Unaudited)
For the Quarter Ended

	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
	2008	2008	2008	2008	2007
Cash and due from banks	$33,716	$12,617	$16,660	$12,737	$13,839

Federal funds sold and securities purchased under agreements to resell	51,475	20,135	11,585	25,995	8,395

Total Cash & Equivalents	85,191	32,752	28,245	38,732	22,234
Securities available-for-sale	131,687	74,863	66,728	62,090	67,906
Securities held to maturity, at cost	0	0	10,385	10,421	10,559
Loans, net of allowance for loan losses	518,946	503,348	507,651	506,374	486,283
Bank premises and equipment, net	10,672	10,893	11,068	11,370	10,964
Other assets	27,718	28,688	22,531	22,248	20,381

TOTAL ASSETS	$774,214	$650,544	$646,608	$651,235	$618,327

Liabilities:
Demand — noninterest bearing	79,988	80,168	68,625	$71,722	$75,718
Demand — interest bearing	143,871	138,319	128,994	140,624	142,821
Savings	67,136	69,469	52,453	42,946	41,376
Certificates of deposit	264,287	215,095	218,303	229,006	213,716

Total deposits	555,282	503,051	468,375	484,298	473,631

Securities sold under agreements to repurchase	13,853	13,580	14,343	12,455	15,513
Federal Home Loan Bank borrowings	120,000	65,000	95,000	85,000	60,000
Other liabilities	7,036	7,863	7,396	7,633	7,554
Junior subordinated debt payable to subsidiary grantor trust	15,465	15,465	15,465	15,465	15,465

Total liabilities	711,636	604,959	600,579	604,851	572,163

Stockholders equity:
Preferred Stock	16,551	0	0	0	0
US Treasury Warrants	449	0	0	0	0
Common stock	9,650	9,619	9,590	9,550	9,996
Retained earnings	36,009	37,364	37,344	37,135	36,605
Accumulated other comprehensive (loss), net	(81)	(1,398)	(905)	(301)	(437)

Total stockholders’ equity	62,578	45,585	46,029	46,384	46,164

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$774,214	$650,544	$646,608	$651,235	$618,327

Interest Income:
Net interest income	5,642	5,240	5,046	5,420	5,585
Provision for loan losses	3,620	1,300	1,000	600	3,170

Net interest income after provision for loan losses	2,022	3,940	4,046	4,820	2,415

Noninterest Income:
Service charges	108	91	50	62	63
Merchant credit card service income, net	85	99	97	83	91
Net gain on sale of securities available-for-sale	33	159	194	242	0
Net (loss) on sale of derivatives	0	0	0	(225)	0
Mortgage brokerage fee income	4	2	5	10	(6)
Other income	360	400	371	393	2,745

Total noninterest income	590	751	717	565	2,893
Noninterest Expense:
Salaries and related benefits	2,001	1,909	1,892	1,949	2,208
Net Occupancy and equipment expense	604	613	640	644	737
Oreo Expense	735	0	0	0	0
Professional service fees	270	146	133	118	365
Other expenses	897	944	948	854	1,218

Total noninterest expense	4,507	3,612	3,613	3,565	4,528
Income before income taxes	(1,895)	1,079	1,150	1,820	780
Provision for income taxes	(1,237)	362	244	591	(910)

Net Income	$(658)	$717	$906	$1,229	$1,690

BANK OF COMMERCE HOLDINGS & SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL DATA
In Thousands (Except Ratios and Per Share Data)

	2008	2007	2006	2005	2004
Statements of Income
Total Interest Income	$37,690	$41,128	$37,610	$27,864	$20,996
Net Interest Income	$21,348	$22,012	$22,035	$20,238	$16,887
Provision for Loan Losses	$6,520	$3,291	$226	$448	$554
Total Noninterest Income	$2,623	$4,535	$1,928	$2,124	$2,196
Total Noninterest Expense	$15,296	$15,744	$13,333	$11,749	$10,620
Total Revenues	$40,313	$45,753	$39,539	$29,988	$23,192
Net Income	$2,194	$6,107	$6,568	$6,278	$4,978

Balance Sheets
Total Assets	$774,214	$618,327	$583,442	$511,644	$438,545
Total Net Loans	$518,947	$486,283	$408,989	$363,305	$318,801
Allowance for Loan Losses	$8,429	$8,233	$4,904	$4,316	$3,866
Total Deposits	$555,282	$473,631	$439,407	$372,116	$352,878
Stockholders’ Equity	$62,578	$46,164	$43,916	$39,138	$35,283

Performance Ratios [1]
Return on Average Assets [2]	0.33%	1.04%	1.20%	1.34%	1.22%
Return on Average Stockholders’ Equity [3]	4.99%	13.39%	15.59%	18.35%	18.18%
Dividend Payout	127.04%	46.47%	40.36%	35.74%	39.29%
Average Equity to Average Assets	8.91%	9.43%	9.49%	9.43%	7.91%
Tier 1 Risk-Based Capital-Bank	11.58%	9.97%	11.42%	12.08%	10.80%
Total Risk-Based Capital-Bank	12.84%	11.22%	12.54%	13.11%	11.88%
Net Interest Margin 4	3.47%	3.98%	4.26%	4.59%	4.45%
Average Earning Assets to Total Average Assets	92.86%	93.74%	94.20%	94.04%	92.62%
Nonperforming Assets to Total Assets 5	2.98%	2.01%	0.00%	0.08%	0.54%
Net Charge-offs to Average Loans	1.22%	.00%	-.09%	0.00%	0.12%
Allowance for Loan Losses to Total Loans	1.60%	1.66%	1.18%	1.17%	1.20%
Nonperforming Loans to Allowance for Loan Losses	239.10%	150.72%	0.00%	9.15%	61.64%
Efficiency Ratio 6	63.81%	59.31%	55.64%	52.54%	55.65%
Share Data
Average Common Shares Outstanding — basic	8,713	8,858	8,760	8,600	8,283
Average Common Shares Outstanding — diluted	8,724	8,938	8,932	8,845	8,703
Book Value Per Common Share	$7.18	$5.27	$4.96	$4.52	$4.27
Basic Earnings Per Common Share	$0.25	$0.69	$0.75	$0.73	$0.60
Diluted Earnings Per Common Share	$0.25	$0.68	$0.74	$0.71	$0.57
Cash Dividends Per Common Share 7	$0.32	$0.33	$0.29	$0.26	$0.23

[1]	Regulatory Capital Ratios and Asset Quality Ratios are end of period ratios. With the exception of end of period ratios, all ratios are based on average daily balances during the indicated period.

[2]	Return on average assets is net income divided by average total assets.

[3]	Return on average equity is net income divided by average stockholders’ equity.

[4]	Net interest margin equals net interest income as a percent of average interest-earning assets.

[5]	Non-performing assets includes all nonperforming loans (nonaccrual loans, loans 90 days past due and still accruing interest and restructured loans) and real estate acquired by foreclosure.

[6]	The efficiency ratio is calculated by dividing non-interest expense by the sum of net interest income and noninterest income. The efficiency ratio measures how the Company spends in order to generate each dollar of net revenue.

[7]	Cash dividends declared during the current fiscal year